As Filed With the Securities and Exchange Commission on November 6, 2007

                                                     Registration No. 333-145471
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 Amendment No. 2


                             GRAY CREEK MINING INC.
             (Exact name of Registrant as specified in its charter)

           NEVADA                              1000                  Applied For
(State or other jurisdiction of        (Standard Industrial        (IRS Employer
incorporation or organization)            Classification)            ID Number)

                             GRAY CREEK MINING INC.
                             Alan J. Cox, President
                           313 - 6688 Willington Ave.
                           Burnaby, British Columbia,
                                 Canada V5H 2V8
                (Name and address of principal executive offices)

       (604) 434-8539                                         (604) 839-9290
Registrant's telephone number                            Registrant's fax number

                            Val-U-Corp Services, Inc.
                        1802 N. Carson Street, Suite 212
                              Carson City, NV 89701
                     (Name and Address of Agent for Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable, after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (1)      Price (2)        Fee (3)
--------------------------------------------------------------------------------
Common Stock          22,500            $0.01         $22,500          $0.69
================================================================================
(1)  Based on the last sales price on October 14, 2006.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.
(3)  Registration Fee has been paid via Fedwire.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                              SUBJECT TO COMPLETION

                                   PROSPECTUS

                             GRAY CREEK MINING INC.
                        2,250,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 5-7.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The Date of This Prospectus is: ____________, 2007

                                Table of Contents
                                                                            Page
                                                                            ----
Summary ....................................................................   4
Risk Factors ...............................................................   5
     -    If we do not obtain additional financing, our business will
          fail .............................................................   5
     -    Because we have not commenced business operations, we face
          a high risk of business failure ..................................   5
     -    Because of the speculative nature of exploration of mining properties, there is substantial risk that our business
          will fail ........................................................   6
     -    We need to continue as a going concern if our business is
          to succeed Our independent auditor has raised doubt about
          our ability to continue as a going concern .......................   6
     -    Because of the inherent dangers involved in mineral
          exploration, there is a risk that we may incur liability or
          damages as we conduct our business ...............................   6
     -    Even if we discover commercial reserves of precious metals on the Swakum Mountain property, we may not be able to
          successfully commence commercial production ......................   6
     -    Because our president and secretary have other business
          interests, they may not be able or willing to devote a
          sufficient amount of time to our business operations,
          causing our business to fail .....................................   6
     -    Because our management has only limited experience in
          mineral exploration, our business has a higher risk of
          failure ..........................................................   7
     -    If a market for our common stock does not develop,
          shareholders may be unable to sell their shares ..................   7
     -    A purchaser is purchasing penny stock which limits the sell
          the ability to stock .............................................   7
Forward-Looking Statements .................................................   7
Use of Proceeds ............................................................   8
Determination of Offering Price ............................................   8
Dilution ...................................................................   8
Selling Shareholders .......................................................   8
Plan of Distribution .......................................................  10
Legal Proceedings ..........................................................  12
Directors, Executive Officers, Promoters and Control Persons ...............  12
Biographical Information ...................................................  12
Term of Office .............................................................  13
Significant Employees ......................................................  13
Conflicts of Interest ......................................................  13
Security Ownership of Certain Beneficial Owners and Management .............  13
Description of Securities ..................................................  14
Interest of Named Experts and Counsel ......................................  15
Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities ...........................................................  15
Organization Within Last Five Years ........................................  15
Description of Business ....................................................  16
Description, Location and Access ...........................................  16
Swakum Mountain Property Staking and Purchase Agreement ....................  17
Exploration History ........................................................  17
Geological Assessment: Report Property .....................................  18
Conclusions ................................................................  18
Proposed Budget for Phase One ..............................................  18
Compliance with Government Regulation ......................................  19
Employees ..................................................................  20

Research and Development Expenditures ......................................  20
Subsidiaries ...............................................................  20
Patents and Trademarks .....................................................  20
Reports to Security Holders ................................................  20
Plan of Operations .........................................................  21
Results of Operations For Period Ending July 31, 1007 ......................  21
Description of Property ....................................................  22
Certain Relationships and Related Transactions .............................  22
Market for Common Equity and Related Stockholder Matters ...................  22
No Public Market for Common Stock ..........................................  22
Stock Holders of Our Common Shares .........................................  22
Rule 144 Shares ............................................................  23
Registration Rights ........................................................  23
Dividends ..................................................................  23
Executive Compensation .....................................................  23
Summary Compensation .......................................................  23
Annual Compensation Table ..................................................  24
Stock Option Grants ........................................................  24
Consulting Agreements ......................................................  24
Changes in and Disagreements with Accountants ..............................  24
Financial Statements .......................................................  25

                                     SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Swakum Mountain property, located in British Columbia, Canada. We have a 100% interest, held in trust by David Heyman, in three mineral claims comprising the Swakum Mountain property. We purchased these claims from David Heyman of Langley, British Columbia for a cash payment of $8,000.

Our objective is to conduct mineral exploration activities on the Swakum Mountain property in order to assess whether it possesses economic reserves of gold and silver. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

There is currently no public market for our common stock and no certainty that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

We were incorporated on August 10, 2006 under the laws of the state of Nevada. Our principal offices are located at 6688 Willingdon Avenue, suite 313, Burnaby, British Columbia, Canada. Our telephone number is (604) 434-8539.

THE OFFERING:

Securities Being Offered      Up to 2,250,000 shares of common stock.

Offering Price                The selling shareholders will sell the shares at
                              $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms Of the Offering         The selling shareholders will determine when and
                              how they will sell the common stock offered in this prospectus.

Termination Of the Offering   The offering will conclude when all of the
                              2,250,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued             5,250,000 shares of our common stock are issued
                              and outstanding as of the date of this prospectus.
                              All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use Of Proceeds               We will not receive any proceeds from the sale of
                              the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

     Balance Sheet                    July 31, 2007
     -------------                    -------------
     Cash                                $10,704
     Total Assets                        $18,704
     Liabilities                         $     0
     Total Stockholders' Equity          $18,704

STATEMENT OF LOSS AND DEFICIT

                                  From Incorporation on
                                    August 10, 2006 to
                                      July 31, 2007
                                      -------------
     Revenue                             $     0
     Net Loss                            $ 6,796

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

As of July 31, 2007, we had cash in the amount of $10,704. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Swakum Mountain property. While we have sufficient funds to conduct the initial exploration on the property, estimated to cost $8,500, we may require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of the exploration of the Swakum Mountain property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold and silver, and investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Swakum Mountain property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Swakum Mountain property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on August 10, 2006 and to date have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Swakum Mountain property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail. If we determine that the Swakum Mountain property does not contain any reserves and that we are unable to complete our business plan with respect to the claims, we intend to acquire an interest or interests in additional mineral claims for exploration purposes. Additional acquisitions will depend upon our ability to raise additional funding through our sale of common stock.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Swakum Mountain property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Independent Auditor's Report to our audited financial statements for the period ended April 30, 2007 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE SWAKUM MOUNTAIN PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Swakum Mountain property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold and silver of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR PRESIDENT AND SECRETARY HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Alan J. Cox spends approximately 30% his business time providing his services to us. Our secretary and treasurer, Mr. Todd Halfnight spends only about 25% of his business time providing his services to us. While Mr. Cox and Mr. Halfnight presently possess adequate time to attend to our interests, it is possible that the demands on Mr. Cox and Mr. Halfnight from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board.
 If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell the shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 2,250,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The offering was completed on October 14, 2006;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                                                                 Total Shares
                                                        Total Number of           Owned Upon         Percent
     Name of Selling                Shares Owned          Shares To Be            Completion          Upon
    Owned Stockholder              Prior To This       Offered For Selling          Of This          Of This
   Completion Offering                Offering        Shareholders Account         Offering          Offering
   -------------------                --------        --------------------         --------          --------
Alexis Phillips                       100,000               100,000                   Nil              Nil
16380 Jacobson Road
Crawford Bay, BC

Sheida Madadi Kahkesh                 100,000               100,000                   Nil              Nil
521 Foster Avenue, Suite 604
Coquitlam, BC V3J 2L5

Colleen Vogt                          100,000               100,000                   Nil              Nil
7063 McKay Avenue
Burnaby, BC V5J 3S3

Gail Schumann                         100,000               100,000                   Nil              Nil
6656 Lambert Cres
Delta, BC V4E 1R8

William Hopping                       100,000               100,000                   Nil              Nil
1000 Brunette Avenue, Suite 310
Coquitlam, BC V3K 1E3

Janice Mullin                         100,000               100,000                   Nil              Nil
7092 McKay Avenue
Burnaby, BC

Elipio Orme                            50,000                50,000                   Nil              Nil
1166 Melville Street, Suite 1501
Vancouver, BC V6E 4P5

Sarda Patel                            50,000                50,000                   Nil              Nil
7763 Goodlad Street
Burnaby, BC V5E 2H7

Rebecca Godin                          50,000                50,000                   Nil              Nil
1166 Melville Street, Suite 1501
Vancouver, BC V6E 4P5

Brent Zaluski                         100,000               100,000                   Nil              Nil
2949 Laurel Street
Vancouver, BC V5Z 3T4

Penny Fiddick                         100,000               100,000                   Nil              Nil
14724 110A Avenue
Surrey, BC V3R 2B7

Trisha Takahashi                      100,000               100,000                   Nil              Nil
6528 Denbigh Avenue, Suite 51
Burnaby, BC V5H 3R8

William Chapman                       100,000               100,000                   Nil              Nil
336 E. 1st Avenue, Suite 102
Vancouver, BC V5T 4R6

Alan Rendle                           100,000               100,000                   Nil              Nil
4365 Faithwood Road
Victoria, BC V8X 4Y6

Kathy Warren                          100,000               100,000                   Nil              Nil
4322 Greta Street
Burnaby, BC V5J 1N8

Julia Parente                         100,000               100,000                   Nil              Nil
1026 Queens Avenue, Suite 703
New Westminster, BC V3M 6B2

Wayne Smith                            50,000                50,000                   Nil              Nil
24168 - 116 Avenue
Maple Ridge, BC

Leslie Jones                           50,000                50,000                   Nil              Nil
24168 - 116 Avenue
Maple Ridge, BC

Michelle Moss                          50,000                50,000                   Nil              Nil
15151 Anderson Road
Gray Creek, BC V0B 1S0

Diane Trudel Heinze                    50,000                50,000                   Nil              Nil
16327 Cedar Road
Crawford Bay, BC V0B 1E0

Galadriel Rael                         50,000                50,000                   Nil              Nil
16357 Hwy. 3A
Crawford Bay, BC

Sam Galpin                             50,000                50,000                   Nil              Nil
1026 Queens Avenue, Suite 703
New Westminster, BC V3M 6B2

Lea Belcourt                           50,000                50,000                   Nil              Nil
16345 Cedar Road
Crawford Bay, BC

Elisa Shaw                             50,000                50,000                   Nil              Nil
1240 E. 12th Avenue
Vancouver, BC

Giulio Santarelli                      50,000                50,000                   Nil              Nil
1007 Winslow Avenue
Coquitlam, BC V3J 2E9

Robert Marcheterre                     50,000                50,000                   Nil              Nil
15293 Hwy 3A
Gray Creek, BC V0B 1S0

Peter Choat                            50,000                50,000                   Nil              Nil
Box 179
Tahsis, BC V0P 1X0

Peter Larsen                           50,000                50,000                   Nil              Nil
1533 Eastman Avenue
Riondel, BC V0B 2B0

Bob Carter                            100,000               100,000                   Nil              Nil
16305 Waverly Road
Crawford Bay, BC

Sabine Boker                          100,000               100,000                   Nil              Nil
16670 Crawford Creek Road
Crawford Bay, BC V0B 1E0

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,250,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years;
     (2)  has ever been one of our officers or directors; or
     (3) has the right to acquire any shares with sixty days from options, warrants, rights, conversion privileges, or similar obligations.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent, may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

     *    with bid and offer quotations for the penny stock;
     * details of the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is Val-U-Corp Services, Inc., 1802 N Carson St Suite 212, Carson City, NV 89701

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

Name of Director          Age
----------------          ---
Alan J. Cox               45
Todd Halfnight            45

EXECUTIVE OFFICERS:

Name of Officer           Age                     Office
---------------           ---                     ------

Alan J. Cox               45   President, Chief Executive Officer, and Director
Todd Halfnight            45   Treasurer,  Secretary and Director

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

MR. ALAN J. COX has acted as our President, C.E.O., Treasurer, Secretary and director since our incorporation on August 10, 2006 to January 2, 2007. Since January 2, 2007, Mr. Cox has acted as our President, C.E.O., C.F.O. and director. Since 1997, Mr. Cox has been self employed in building and life safety field, specializing in fire detection and signaling systems as an electrical installer and system designer, on a contract basis. Mr. Cox has several years personal investment experience focusing on Canadian mining resource stocks especially involved in the area of precious metal, base metals, diamonds, and oil sands.

Mr. Cox intends to devote 30% of his business time to our affairs

MR. TODD HALFNIGHT has acted as our Treasurer, Secretary, and as a director since January 2, 2007. Since 2004, he has been a member of a School Planning Council in Nelson, British Columbia. Mr. Halfnight's duties included organizing community support and secured funding for arts and athletic facilities conjoined to a new school project. Since 2004 to 2006, Mr. Halfnight was also a director of a Community Facilities Committee in Nelson, British Columbia, where he organized community support and secured funding for arts and athletic facilities conjoined to a new school project. Since 1993 to 2007, Mr. Halfnight was an owner of Starbelly Metal Arts involved in designing and manufacturing unique, sculptural and functional furnishings and architectural features for custom local markets and for national distribution.

Mr. Halfnight intends to devote 25% of his business time to our affairs.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the officers and directors described above.

CONFLICTS OF INTEREST

We do not have any written procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                             Name and address                    Amount of           Percent of
Title of Class              of beneficial owner            beneficial ownership       ownership
--------------              -------------------            --------------------       ---------
Common Stock        Alan J. Cox                                 2,000,000               38.10%
                    President, Chief Executive Officer
                    and Director
                    6688 Willingdon Avenue,
                    Burnaby, BC, Canada

Common Stock        Todd Halfnight
                    Secretary, Treasurer                        1,000,000               19.05%
                    PO Box 39
                    Crawford, BC, Canada

Common Stock        All officers and directors as a group
                     that consists of two people                3,000,000               57.15%

The percent of class is based on 5,250,000 shares of common stock issued and outstanding as of the date of this prospectus.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of the date of this prospectus, there were 5,250,000 shares of our common stock issued and outstanding held by 32 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.
 Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dennis H. Johnston, Esq. has provided an opinion on the valid issuance of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by George Stewart, Certified Public Accountant to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on August 10, 2006 under the laws of the state of Nevada. On that date, Alan J. Cox was appointed as President, Secretary, Treasurer, Chief Executive Officer, and director. On January 2, 2007 Mr. Cox resigned as Secretary and Treasurer and Todd Halfnight was appointed as our Secretary and Treasurer, and also as a director.

No promoter has received, or has an agreement to receive, anything of value, directly or indirectly, from us.

DESCRIPTION OF BUSINESS

IN GENERAL

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We have a 100% interest, held in trust by David Heyman, in three mineral claims known as the Swakum Mountain property. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Our plan of operation is to conduct exploration work on the Swakum Mountain property in order to ascertain whether it possesses economic quantities of gold and silver. There can be no assurance that economic mineral deposits or reserves exist on the Swakum Mountain property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Swakum Mountain property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

DESCRIPTION, LOCATION AND ACCESS, LOCAL RESOURCES AND INFRASTRUCTURE

The project area lies within the Thompson Plateau physiographic division of the southern interior of B.C. in moderately rolling terrain between elevations of 1,200 and 1,700 meters above sea level. Access is via the Coquihalla Highway to a point about 20 km north of Merritt and from there via forest roads which lead west from the highway to the property area. An alternative route is the forest road leading north from Nicola along Shuta Creek.

The property lies within the Interior Plateau climate zone, a region where mean temperatures range between -5 to -15 degrees Celsius in the winter and from 20 to 30 degrees Celsius in the summer months. Total monthly precipitation varies from a low of about 20mm during March, the driest month, to over 50 mm in July. Snow may be expected from October through March with between 40 and 50 cm occurring in each of December and January. The area is drained by a complex system of intermittent streams flowing north and east to Clapperton Creek and south to Shuta Creek - both tributaries of the Nicola River. Forest cover consists mainly of pine with minor deciduous groves in drainage areas.

There is no plant or equipment on the property.

The nearest community with some basic services is Merritt. The City of Merritt is a regional population centre with some services and amenities for industrial, educational and leisure activities.

Water required for exploration and development of the claim is available from several creeks and fresh water lakes located in the area.

SWAKUM MOUNTAIN PROPERTY STAKING AND PURCHASE AGREEMENT

On November 29, 2006, we entered into an agreement with Mr. David Heyman of Langley, British Columbia, whereby he agreed stake and sell to us one mineral claim located approximately 17 kilometers north of Merritt, British Columbia in an area having the potential to contain gold and silver mineralization or deposits. In order to acquire a 100% interest in these claims, we paid $8,000 to Mr. Heyman.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

Title to the property has already been granted to the company. The claim was staked using the British Columbia Mineral Titles Online computer Internet system. All claims staked in British Columbia require $0.40 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $0.80 per hectare per year thereafter. In order to retain title to the property exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

EXPLORATION HISTORY

Early interest in the Swakum Mountain area dates to the late 19th century with the staking of the Peacock Group by Mr. Thomas Hunter. In 1916, copper, gold and silver mineralization was discovered on what later became the Lucky Mike, Alameada, Thelma, Sunchine, Lee, Lo and other claims. In the following few years a number of additional prospects were discovered in the area and limited tests shipments were made from several properties including the Lucky Mike (also known as the Last Chance), Thelma and Alameada (also referred to as the Alameda).




                      [MAP SHOWING THE PROPERTY LOCATION]

GEOLOGICAL ASSESSMENT REPORT: SWAKUM MOUNTAIN PROPERTY

We have obtained a geological summary report on the Swakum Mountain property that was prepared by T.L. Saddlier-Brown, P. Geo., a member of the Association of Professional Engineers and Geoscientists of British Columbia. He holds a Bachelor of Science degree in geology. The report discusses the geology of the area surrounding and particular to the Swakum Mountain property, and makes a recommendation for further exploration work.

CONCLUSIONS

T.L. Sadlier-Brown, the author of the geological report on the Swakum Mountain property, concludes that Swakum Moutain property presents a new opportunity for the application of modern exploration methods in the area and, accordingly, a multi disciplinary exploration program is considered to be warranted.

An estimate of the cost of the proposed initial review and field examination is US$8,500. Provision of an additional budget of US$80,000 is recommended for the contingent exploration work that would be required to complete in-fill survey work over the property. Costs are summarized in following Table.

COST PROPOSAL (IN U.S. FUNDS)

PHASE I
Data acquisition and review, map proparation & interpretation          $ 3,500
Field examination:                                                     $ 3,200
Geochemical analyses & assays (rock & soil)                            $   400
Travel and field expenses                                              $   600
Planning and supervision                                               $   800
                                                                       -------
         Sub-total                                                     $ 8,500
                                                                       -------

PHASE II
Geology & supervision                                                  $11,000
Provision for geochemical survey (including analyses & LOA)            $25,000
Provision for geophysical surveys (including LOA)                      $24,500
Miscellneous Travel and field expenses                                 $ 5,000
Data evaluation, interpretation and report preparation                 $ 4,500
Contingency allowance (15%)                                            $10,000
                                                                       -------
         Sub-total                                                     $80,000
                                                                       -------
         GRAND TOTAL                                                   $88,500
                                                                       =======

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in Canada and around the world for the sale of minerals. Therefore, we will likely be able to sell any minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of British Columbia, specifically. The governmental agencies responsible for overseeing the exploration of minerals in Canada are primarily the Ministry of Natural Resources Canada and the Ministry of the Environment. In British Columbia, the responsible government agency is the Ministry of Energy, Mines and Petroleum Resources.

Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond. In addition, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We have budgeted for regulatory compliance costs in the proposed work program recommended by the geological report. Such costs will be less than $500 and will consist of having any significant soil or rock that is moved during the exploration process returned to its original location. Soil and rock movement during proposed exploration is anticipated to be negligible.

We will have to sustain the cost of reclamation and environmental mediation for all exploration (and development) work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. However, it is anticipated that such costs will not exceed $5,000 for future exploration phases. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one and phase two because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

     -    Water discharge will have to meet water standards;
     -    Dust generation will have to be minimal or otherwise re-mediated;
     - Dumping of material on the surface will have to be re-contoured and re-vegetated;

     - An assessment of all material to be left on the surface will need to be environmentally benign;
     -    Ground water will have to be monitored for any potential contaminants;
     - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and
     - There will have to be an impact report of the work on the local fauna and flora.

During the exploration phase, a bond will need to be provided covering possible land disturbance. In the case of normal fieldwork, this should be minimal. The costs of compliance with environmental regulations in the production phase are variable and cannot be determined at this time.

EMPLOYEES

We have no employees as of the date of this prospectus other than our two officers.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

REPORTS TO SECURITY HOLDERS

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities & Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

MANAGEMENT'S DISCUSSION AND ANALYSIS

PLAN OF OPERATIONS

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended exploration program on the Swakum Mountain property consisting of initial review and field examination. In addition, geophysical and geochemical surveys will be performed on the property. And finally, the date will be evaluated, interpreted and prepared in a report. We anticipate that the program will cost approximately $88,500. To date, we have not commenced exploration on the Swakum Mountain property.

In the next 12 months, we also anticipate spending an additional $15,000 on professional fees and administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be approximately $103,500.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

We do not expect to earn any revenue from operations until we have either commenced mining operations on the Swakum Mountain property or have sold an interest in the property to a third party. Before this occurs, we expect that we will have to complete current recommended exploration on the property, as well as additional exploration recommended by a geologist.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the small business issuer's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

RESULTS OF OPERATIONS FOR THE PERIOD ENDING JULY 31, 2007

We have not earned any revenues from our incorporation on August 10, 2006 to July 31, 2007. We do not anticipate earning revenues unless we enter into commercial production on the Swakum Mountain property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $6,796 for the period from our inception on August 10, 2006 to July 31, 2007. These operating expenses were comprised of office expense and miscellaneous fees.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

DESCRIPTION OF PROPERTY

We have a 100% interest, held in trust by David Heyman, in three mineral claims comprising the Swakum Mountain property. We do not own or lease any property other than the Swakum Mountain property.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
     *    Any member of the immediate family of any of the foregoing persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. As well, there is no assurance that our stock may be resold at the offered price if and when an active secondary market might develop. Even if developed, a public market for our securities may not be sustained.

We have not taken any steps to engage a market-marker to apply for quotation on the OTC Bulletin Board on our behalf. If we are able to engage a market-maker, we anticipate that it will take approximately two months for our securities to be quoted on the OTC Bulletin Board following submission of the application. However, there is no guarantee that our application will be approved. Even if we obtain an OTC Bulletin Board quotation, there is no assurance that there will be a liquid market for our stock.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 32 registered shareholders.

RULE 144 SHARES

A total of 2,000,000 shares of our common stock are available for resale to the public after August 30, 2007, and an additional 1,000,000 shares of our common stock are available for resale to the public after October 5, 2007, in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of our common stock then outstanding which, in our case, will equal 52,500 shares as of the date of this prospectus; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. We would not be able to pay our debts as they become due in the usual course of business; or
     2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended April, 2007 and subsequent to that period to the date of this prospectus.

ANNUAL COMPENSATION

                                                                       Restricted
                                                               Other     Stock       Options/    LTIP       Other
    Name              Title          Year    Salary   Bonus    Comp.    Awarded        SARs     payouts     Comp
    ----              -----          ----    ------   -----    -----    -------        ----     -------     ----
Alan J. Cox        Pres., CEO        2006      $0       0        0         0             0         0         0
                   & Director        2005      $0       0        0         0             0         0         0

Todd Halfnight     Sec., Treas.      2006      $0       0        0         0             0         0         0
                   & Director        2005      $0       0        0         0             0         0         0

STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Mr. Halfnight or Mr. Cox. We do not pay them any amount for acting as an officer or director.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending April 30, 2007, including:

  a. Balance Sheets;

  b. Statements of Operations;

  c. Statements of Cash Flows;

  d. Statements of Stockholders' Equity; and

  e. Notes to the Financial Statements

3. Unaudited financial statements for the period ending July 31, 2007

                               GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Gray Creek Mining, Inc.

I have audited the accompanying balance sheet of Gray Creek Mining, Inc. (An Exploration Stage Company) as of April 30, 2007, and the related statement of operations, stockholders' equity and cash flows for the year from August 10, 2006 (inception), to April 30, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gray Creek Mining, Inc., (An Exploration Stage Company) as of April 30, 2007, and the results of its operations and cash flows from August 10, 2006 (inception), to April 30, 2007 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 1 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ George Stewart
---------------------------
Seattle, Washington
June 30, 2007

                             Gray Creek Mining, Inc.
                         (An Exploration Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                        As of
                                                                       April 30,
                                                                         2007
                                                                       --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $ 17,326
                                                                       --------
      TOTAL CURRENT ASSETS                                               17,326

OTHER ASSETS
  Mining Land                                                             8,000
                                                                       --------
TOTAL OTHER ASSETS                                                        8,000
                                                                       --------

TOTAL ASSETS                                                           $ 25,326
                                                                       ========

                       LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Officers Advances Payable                                            $      0
                                                                       --------
      TOTAL CURRENT LIABILITIES                                              --
                                                                       --------
TOTAL LIABILITIES                                                            --
                                                                       --------

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 5,250,000 shares issued and outstanding
   as of April 30, 2007                                                   5,250
  Additional paid-in capital                                             20,250
  Deficit accumulated during exploration stage                             (174)
                                                                       --------

TOTAL STOCKHOLDERS' EQUITY                                               25,326

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $ 25,326
                                                                       ========


                       See Notes to Financial Statements

                             Gray Creek Mining, Inc.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                               August 10, 2006
                                                                 (inception)
                                                                  through
                                                                  April 30,
                                                                    2007
                                                                 ----------

REVENUES
  Revenues                                                       $       --
                                                                 ----------
TOTAL REVENUES                                                           --

GENERAL & ADMINISTRATIVE EXPENSES                                       174
                                                                 ----------

TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                (174)
                                                                 ----------
NET INCOME (LOSS)                                                $     (174)
                                                                 ==========

BASIC EARNING (LOSS) PER SHARE                                   $    (0.00)
                                                                 ==========

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                        5,152,644
                                                                 ==========


                       See Notes to Financial Statements

                             Gray Creek Mining, Inc.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
             From August 10, 2006 (Inception) through April 30, 2007
--------------------------------------------------------------------------------

                                                                                 Deficit
                                                                               Accumulated
                                                  Common        Additional        During
                                     Common        Stock         Paid-in       Exploration
                                     Stock         Amount        Capital          Stage         Total
                                     -----         ------        -------          -----         -----
BALANCE, AUGUST 10, 2006                  --      $    --       $     --        $    --       $     --

Stock issued for cash on
October 5, 2006
@ $0.001 per share                 3,000,000      $ 3,000                                        3,000

Stock issued for cash on
October 14, 2006
@ $0.01 per share                  2,250,000        2,250         20,250                        22,500

Net loss, April 30, 2007                                                           (174)          (174)
                                  ----------      -------       --------        -------       --------

BALANCE, APRIL 30, 2007            5,250,000      $ 5,250       $ 20,250        $  (174)      $ 25,326
                                  ==========      =======       ========        =======       ========

                       See Notes to Financial Statements

                             Gray Creek Mining, Inc.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                August 10, 2006
                                                                  (Inception)
                                                                    Through
                                                                    April 30,
                                                                      2007
                                                                    --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                 $   (174)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:
                                                                    --------

          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES           (174)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase Mining Property                                            (8,000)
                                                                    --------

          NET CASH PROVIDED BY (USED IN) INVESTING  ACTIVITIES        (8,000)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                          $  5,250
  Additional paid-in capital                                          20,250
                                                                    --------

          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES         25,500
                                                                    --------

NET INCREASE (DECREASE) IN CASH                                       17,326

CASH AT BEGINNING OF PERIOD                                               --
                                                                    --------

CASH AT END OF YEAR                                                 $ 17,326
                                                                    ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                          $     --
                                                                    --------
  Income Taxes                                                      $     --
                                                                    ========


                       See Notes to Financial Statements

                             GRAY CREEK MINING, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 April 30, 2007
                            (Stated in U.S. Dollars)
--------------------------------------------------------------------------------

1. NATURE AND CONTINUANCE OF OPERATIONS

Gray Creek Mining Inc., ("the Company") was incorporated under the laws of the State of Nevada on August 10, 2006, with an authorized capital of 75,000,000 common shares with a par value of $0.001. The Company's year end is April 30th. The Company is in the exploration stage of its resource business. During the year ended April 30, 2007 the Company commenced operations by issuing shares and acquiring a mineral property located in the Province of British Columbia, Canada. The Company has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $174 as of April 30, 2007 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are present in U.S. dollars.

EXPLORATION STAGE COMPANY

The Company complies with the Financial Accounting Standards Board Statement No. 7, it's characterization of the Company as an exploration stage enterprise.

MINERAL INTERESTS

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date, the Company has not established any proven or probable reserves on its mineral properties. The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long -lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at April 30, 2007, any potential costs relating to the retirement of the Company's mineral property has not yet been determined.

                             GRAY CREEK MINING, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 April 30, 2007
                            (Stated in U.S. Dollars)
--------------------------------------------------------------------------------

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation," foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest currency or credit risks arising from these financial instruments.

ENVIRONMENT COSTS

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probably, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

INCOME TAXES

The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At April 30, 2007 a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

BASIC AND DILUTED LOSS PER SHARE

The Company computes loss per share in accordance with SFAS No. 128. "Earnings per Share," which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and, accordingly, basic loss and diluted loss per share are equal.

                             GRAY CREEK MINING, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 April 30, 2007
                            (Stated in U.S. Dollars)
--------------------------------------------------------------------------------

STOCK BASED COMPENSATION

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payments," which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees." In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment," which provides supplemental implementation guidance for SFAS No. 123R SFAS No. 123R requires all share based payments to employees , including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005, the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro0forma disclosures previously permitted under SFAS No. 123R no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation costs and the transition method to be used at date of adoption.

The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No 123R for the year ended August 31, 2006. The Company did not record any compensation expense for the year ended April 30, 2007 because there were no stock options outstanding prior to the adoption or at April 30, 2007.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements NO 133 and 140," to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment of Disposal of Long-Lived Assets," to allow a qualifying special purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets," and amendment of FASB Statement NO. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The Subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of t his statement is not expected t to have a significant effect on the Company's future report financial position or results of operations.

                             GRAY CREEK MINING, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                 April 30, 2007
                            (Stated in U.S. Dollars)
--------------------------------------------------------------------------------

3. COMMON STOCK

The total number of common shares authorized that my be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the year ended April 30, 2007, the company issued 5,250,000 shares of common stock for total cash proceeds of $25,500. At April 30, 2007, there were no outstanding stock options or warrants.

4. MINERAL INTERESTS

On November 29, 2006, the Company entered into a purchase and sale agreement to acquire a 100% interest in one mineral claim located in the mining division approximately 17 kilometers north of Merritt, British Columbia, Canada for a total consideration of $8,000.

The mineral interest is held in trust for the Company by the vendor of the property. Upon request from the Company, the title will be recorded in the name of the Company with the appropriate mining recorder.

5. INCOME TAXES

As of April 30, 2007, the Company had a net operating loss carry forwards of approximately $174 that may be available to reduce future years' taxable income through 2027. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

6. RELATED PARTY TRANSACTIONS

Alan Cox and Todd Halfnight, the officers and directors of the Company may, in the future, become involved in other business opportunities as they become available, thus they may face a conflict in selecting between the Company and their other business opportunities. The company has not formulated a policy for the resolution of such conflicts.

Alan Cox and Todd Halfnight, the officers and directors of the Company, will not be paid for any underwriting services that they perform on behalf of the Company with respect to the Company's upcoming SB-2 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

                             Gray Creek Mining, Inc.
                         (An Exploration Stage Company)
                                 Balance Sheet
--------------------------------------------------------------------------------

                                                                    As of              As of
                                                                   July 31,           April 30,
                                                                     2007               2007
                                                                   --------           --------
                                     ASSETS
CURRENT ASSETS
  Cash                                                             $ 10,704           $ 17,326
                                                                   --------           --------
TOTAL CURRENT ASSETS                                                 10,704             17,326

OTHER ASSETS
  Mining Land                                                         8,000              8,000
                                                                   --------           --------
TOTAL OTHER ASSETS                                                    8,000              8,000
                                                                   --------           --------

      TOTAL ASSETS                                                 $ 18,704           $ 25,326
                                                                   ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
                                                                   $     --           $     --
                                                                   --------           --------

TOTAL CURRENT LIABILITIES                                                --                 --

TOTAL LIABILITIES                                                        --                 --

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 100,000,000 shares
   authorized; 5,250,000 shares issued and outstanding
   as of July 31 and April 30, 2007 respectively                      5,250              5,250
  Additional paid-in capital                                         20,250             20,250
  Deficit accumulated during Development stage                       (6,796)              (174)
                                                                   --------           --------
TOTAL STOCKHOLDERS' EQUITY                                           18,704             25,326
                                                                   --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $ 18,704           $ 25,326
                                                                   ========           ========


                       See Notes to Financial Statements

                             Gray Creek Mining, Inc.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                August 10, 2006
                                             Three Months         (inception)
                                                Ended               through
                                               July 31,             July 31,
                                                 2007                 2007
                                              ----------           ----------
REVENUES
  Revenues                                    $       --           $       --
                                              ----------           ----------
TOTAL REVENUES                                        --                   --

GENERAL & ADMINISTRATIVE EXPENSES                  6,622                6,796
                                              ----------           ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES           (6,622)              (6,796)
                                              ----------           ----------

NET INCOME (LOSS)                             $   (6,622)          $   (6,796)
                                              ==========           ==========

BASIC EARNINGS PER SHARE                      $    (0.00)
                                              ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                     5,182,500
                                              ==========


                       See Notes to Financial Statements

                             Gray Creek Mining, Inc.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                      August 10, 2006
                                                                     Three Months       (inception)
                                                                        Ended             through
                                                                       July 31,           July 31,
                                                                         2007               2007
                                                                       --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                    $ (6,622)          $ (6,796)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:

  Changes in operating assets and liabilities:
                                                                       --------           --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES            (6,622)            (6,796)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase Mining Property                                                   --             (8,000)
                                                                       --------           --------
          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                --             (8,000)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                                   --              5,250
  Additional paid-in capital                                                 --             20,250
                                                                       --------           --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                --             25,500
                                                                       --------           --------

NET INCREASE (DECREASE) IN CASH                                          (6,622)            10,704

CASH AT BEGINNING OF PERIOD                                              17,326                 --
                                                                       --------           --------
CASH AT END OF YEAR                                                    $ 10,704           $ 10,704
                                                                       ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                             $     --           $     --
                                                                       ========           ========
  Income Taxes                                                         $     --           $     --
                                                                       ========           ========


                       See Notes to Financial Statements

                             GRAY CREEK MINING, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  July 31, 2007
                            (Stated in U.S. Dollars)
--------------------------------------------------------------------------------

1. NATURE AND CONTINUANCE OF OPERATIONS

Gray Creek Mining Inc., ("the Company") was incorporated under the laws of the State of Nevada on August 10, 2006, with an authorized capital of 75,000,000 common shares with a par value of $0.001. The Company's year end is April 30th. The Company is in the exploration stage of its resource business. During the year ended April 30, 2007 the Company commenced operations by issuing shares and acquiring a mineral property located in the Province of British Columbia, Canada. The Company has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $6,796 as of July 31, 2007 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are present in U.S. dollars.

EXPLORATION STAGE COMPANY

The Company complies with the Financial Accounting Standards Board Statement No. 7, it's characterization of the Company as an exploration stage enterprise.

MINERAL INTERESTS

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date, the Company has not established any proven or probable reserves on its mineral properties. The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long -lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at April 30, 2007, any potential costs relating to the retirement of the Company's mineral property has not yet been determined.

                             GRAY CREEK MINING, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  July 31, 2007
                            (Stated in U.S. Dollars)
--------------------------------------------------------------------------------

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation," foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest currency or credit risks arising from these financial instruments.

ENVIRONMENT COSTS

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probably, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

INCOME TAXES

The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At July 31, 2007 a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

BASIC AND DILUTED LOSS PER SHARE

The Company computes loss per share in accordance with SFAS No. 128. "Earnings per Share," which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and, accordingly, basic loss and diluted loss per share are equal.

                             GRAY CREEK MINING, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  July 31, 2007
                            (Stated in U.S. Dollars)
--------------------------------------------------------------------------------

STOCK BASED COMPENSATION

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payments," which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees." In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment," which provides supplemental implementation guidance for SFAS No. 123R SFAS No. 123R requires all share based payments to employees , including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005, the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro0forma disclosures previously permitted under SFAS No. 123R no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation costs and the transition method to be used at date of adoption.

The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No 123R for the year ended August 31, 2006. The Company did not record any compensation expense for the period ended July 31, 2007 because there were no stock options outstanding prior to the adoption or at July 31, 2007.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements NO 133 and 140," to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment of Disposal of Long-Lived Assets," to allow a qualifying special purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets," and amendment of FASB Statement NO. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The Subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of t his statement is not expected t to have a significant effect on the Company's future report financial position or results of operations.

                             GRAY CREEK MINING, INC.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                                  July 31, 2007
                            (Stated in U.S. Dollars)
--------------------------------------------------------------------------------

3. COMMON STOCK

The total number of common shares authorized that my be issued by the Company is 75,000,000 shares with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

During the year ended April 30, 2007, the company issued 5,250,000 shares of common stock for total cash proceeds of $25,500. At April 30, 2007, there were no outstanding stock options or warrants.

4. MINERAL INTERESTS

On November 29, 2006, the Company entered into a purchase and sale agreement to acquire a 100% interest in one mineral claim located in the mining division approximately 17 kilometers north of Merritt, British Columbia, Canada for a total consideration of $8,000.

The mineral interest is held in trust for the Company by the vendor of the property. Upon request from the Company, the title will be recorded in the name of the Company with the appropriate mining recorder.

5. INCOME TAXES

As of July 31, 2007, the Company had a net operating loss carry forwards of approximately $6,796 that may be available to reduce future years' taxable income through 2027. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry forwards.

Until _________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

     Securities and Exchange Commission registration fee          $     1
     Transfer Agent Fees                                          $ 5,000
     Accounting and auditing fees and expenses                    $ 7,000
     Legal fees and expenses                                      $ 2,500
     Edgar filing fees                                            $   500
                                                                  -------
     Total                                                        $15,001
                                                                  =======

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 3,000,000 shares of our common stock at a price of $0.001 per share. Of these shares, 2,000,000 were issued on August 30, 2006 to Alan J. Cox, our President, C.E.O. and director. The remaining 1,000,000 shares were issued on October 5, 2006 to Todd Halfnight, our Secretary, Treasurer, and director. The total amount received from these offering was $3,000.

These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 2,250,000 shares of our common stock at a price of $0.01 per share to a total of 30 purchasers on October 14, 2006. The total amount received from this offering was $22,500. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

                                               Shares
     Name of Purchaser                        Purchased
     -----------------                        ---------
     Alexis Phillips                           100,000
     16380 Jacobson Road
     Crawford Bay, BC

     Sheida Madadi Kahkesh                     100,000
     521 Foster Avenue, Suite 604
     Coquitlam, BC V3J 2L5

     Colleen Vogt                              100,000
     7063 McKay Avenue
     Burnaby, BC V5J 3S3

     Gail Schumann                             100,000
     6656 Lambert Cres
     Delta, BC V4E 1R8

     William Hopping                           100,000
     1000 Brunette Avenue, Suite 310
     Coquitlam, BC V3K 1E3

     Janice Mullin                             100,000
     7092 McKay Avenue
     Burnaby, BC

     Elipio Orme                                50,000
     1166 Melville Street, Suite 1501
     Vancouver, BC V6E 4P5

     Sarda Patel                                50,000
     7763 Goodlad Street
     Burnaby, BC V5E 2H7

     Rebecca Godin                              50,000
     1166 Melville Street, Suite 1501
     Vancouver, BC V6E 4P5

     Brent Zaluski                             100,000
     2949 Laurel Street
     Vancouver, BC V5Z 3T4

     Penny Fiddick                             100,000
     14724 110A Avenue
     Surrey, BC V3R 2B7

     Trisha Takahashi                          100,000
     6528 Denbigh Avenue, Suite 51
     Burnaby, BC V5H 3R8

     William Chapman                           100,000
     336 E. 1st Avenue, Suite 102
     Vancouver, BC V5T 4R6

     Alan Rendle                               100,000
     4365 Faithwood Road
     Victoria, BC V8X 4Y6

     Kathy Warren                              100,000
     4322 Greta Street
     Burnaby, BC V5J 1N8

     Julia Parente                             100,000
     1026 Queens Avenue, Suite 703
     New Westminster, BC V3M 6B2

     Wayne Smith                                50,000
     24168 - 116 Avenue
     Maple Ridge, BC

     Leslie Jones                               50,000
     24168 - 116 Avenue
     Maple Ridge, BC

     Michelle Moss                              50,000
     15151 Anderson Road
     Gray Creek, BC V0B 1S0

     Diane Trudel Heinze                        50,000
     16327 Cedar Road
     Crawford Bay, BC V0B 1E0

     Galadriel Rael                             50,000
     16357 Hwy. 3A
     Crawford Bay, BC

     Sam Galpin                                 50,000
     1026 Queens Avenue, Suite 703
     New Westminster, BC V3M 6B2

     Lea Belcourt                               50,000
     16345 Cedar Road
     Crawford Bay, BC

     Elisa Shaw                                 50,000
     1240 E. 12th Avenue
     Vancouver, BC

     Giulio Santarelli                          50,000
     1007 Winslow Avenue
     Coquitlam, BC V3J 2E9

     Robert Marcheterre                         50,000
     15293 Hwy 3A
     Gray Creek, BC V0B 1S0

     Peter Choat                                50,000
     Box 179
     Tahsis, BC V0P 1X0

     Peter Larsen                               50,000
     1533 Eastman Avenue
     Riondel, BC V0B 2B0

     Bob Carter                                100,000
     16305 Waverly Road
     Crawford Bay, BC

     Sabine Boker                              100,000
     16670 Crawford Creek Road
     Crawford Bay, BC V0B 1E0

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

EXHIBITS


Exhibit
Number                              Description
------                              -----------
  3.1    Articles of Incorporation*
  3.2    Bylaws*
  5.1    Legal Opinion and Consent*
 10.1    Mineral Property Staking and Purchase Agreement date November 29, 2006*
 23.1    Consent of George Stewart, Certified Public Accountant*

----------
* Previously Filed


THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
     (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);
     (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and
     (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on November 6, 2007.

                                GRAY CREEK MINING INC.


                                /s/ Alan J Cox
                                ------------------------------------------------
                                Alan J. Cox, President, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director


                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd Halfnight, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                   CAPACITY IN WHICH SIGNED                        DATE
---------                                   ------------------------                        ----

/s/ Alan J Cox                     President, Chief Executive Officer,                November 6, 2007
-------------------------------    Principal Financial Officer,
Alan J Cox                         Principal Accounting Officer and Director



/s/ Todd Halfnight                 Secretary,                                         November 6, 2007
-------------------------------    Treasurer and Director
Todd Halfnight